Exhibit 5.2

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com
May 12, 2010
NewLead Holdings Ltd.
83 Akti Miaouli & Flessa Str.
185 38 Piraeus Greece
Ladies and Gentlemen:
We have acted as counsel to NewLead Holdings Ltd., a Bermuda corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form F-3, as amended (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:
(i)	common shares, $0.01 par value per share (the “Common Stock”);

(ii)	preference shares (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock, Preferred Stock, or debt securities (the “Warrants”); and

(iv)	debt securities (the “Debt Securities”);
some or all of which may be issued, in any combination of the above, separately or as units, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate public offering price not to exceed $500,000,000. The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Offered Securities.”
The Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (the “Indentures”). Warrants may be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent (the “Warrant Agreement”).
In connection with this opinion, we have examined the Company’s Memorandum of Association (“Memorandum of Association”) and Bye-Laws, both as currently in effect, and certain resolutions adopted by the Company’s Board of Directors (the “Board of Directors”) relating to the registration of the Offered Securities and such other documents or records of the corporate proceedings of the Company as we have deemed relevant, and the Registration Statement and the exhibits thereto.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity
Mintz Levin Cohn Ferris Glovsky and Popeo P.C.
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Mintz Levin Cohn Ferris Glovsky and Popeo P.C.
to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
Based upon the foregoing, we are of the opinion:
1.	With respect to the applicable Indenture, pursuant to which Debt Securities may be issued, when any indenture relating to the Debt Securities has been duly authorized, executed and delivered, the Indenture will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.	With respect to the applicable Warrant Agreement, pursuant to which the Warrants may be issued, when any Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, the Warrant Agreement will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Our opinion is limited to the Business Corporation Law of the State of New York and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction.
We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder, assumptions which we have not independently verified.
It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities and Warrants while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.
This opinion is based upon existing statutes, rules, regulations and judicial decisions, as of the date of effectiveness of the Registration Statement and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.
Very truly yours,
/s/ Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

Mintz Levin Cohn Ferris Glovsky and Popeo P.C.
We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

Very truly yours,

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.